UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009

CAPTERRA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Blake Street, Suite 310, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to CAPTERRA FINANCIAL GROUP, INC. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

We have entered into a Subordinated Term Note to borrow from BOCO INVESTMENTS, LLC up to $500,000 until August 24, 2009 at an interest rate of twelve percent per annum. This Note is senior to all of our other obligations except our credit agreements with Vectra Bank Colorado and United Western Bank. GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. have each agreed to subordinate their respective other credit agreements with us to this new note.

We may, in our sole discretion, extend the term of this Note until the close of business on February 25, 2010. However, it is a condition of this extension that we shall have first granted BOCO INVESTMENTS, LLC a warrant to purchase One Hundred Twenty-Five Thousand Dollars ($125,000) of our common shares at the closing bid price on August 24, 2009.

In connection with the Subordinated Term Note dated February 25, 2009, we granted BOCO INVESTMENTS, LLC a warrant to purchase 1,000,000 common shares at a purchase price of $0.25 per share until February 25, 2012.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 9.01 Exhibits.

Exhibit Number	Description

4.1	Warrant dated February 25, 2009 for BOCO INVESTMENTS, LLC.
10.37	Senior Subordinated Note dated February 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2009

Capterra Financial Group, Inc.

By: /s/ James W. Creamer, III
James W. Creamer, III
Chief Executive Officer